Exhibit 1


                             Underwriting Agreement
                             ----------------------

                    $300,000,000 5.65% Senior Notes due 2013

                    $450,000,000 6.05% Senior Notes due 2017

                    $350,000,000 6.65% Senior Notes due 2037



                                                       May 16, 2007


J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

and

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
     United States Steel Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $300,000,000 principal amount of its 5.65% Senior Notes due 2013 (the "2013 Securities"), $450,000,000 principal amount of its 6.05% Senior Notes due 2017 (the "2017 Securities") and $350,000,000 principal amount of its 6.65% Senior Notes due 2037 (the "2037 Securities" and, together with the 2013 Securities and the 2017 Securities, the "Securities"). The Securities will be issued pursuant to an indenture dated as of May 21, 2007 as amended and supplemented to the date hereof (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. 333-141080), including a prospectus (the "Basic Prospectus"), relating to the Securities. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement"). The registration statement, as amended at the time of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Prospectus" means the Basic Prospectus included in the Registration Statement (and any amendments thereto) as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term "Preliminary Prospectus" means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term "Effective Time" means the effective date of the Registration Statement with respect to the offering of the Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

     At or prior to the time when the first sale of the Securities is made (the "Time of Sale"), the Company will prepare certain information (collectively, the "Time of Sale Information"), which information is identified in Schedule 2 hereto as constituting part of the Time of Sale Information.

     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Underwriter's name in
Schedule 1 hereto at a price equal to 99.3445% of the principal amount thereof, in the case of the 2013 Securities, 99.243% of the principal amount thereof, in the case of the 2017 Securities and 98.530% of the principal amount thereof, in the case of the 2037 Securities, in each case plus accrued interest, if any, from May 21, 2007 to the Closing Date (as such term is hereinafter defined).
The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

     (c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on May 21, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the 2013 Securities, the 2017 Securities and the 2037 Securities (collectively, the "Global Notes"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be in form and substance reasonably satisfactory to the Representatives.

     (e)  The Company acknowledges and agrees that the Underwriters listed in
Schedule 1 hereto are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to any offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person with respect to any such offering. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act. The Registration Statement is an "automatic shelf registration statement" as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has not received any order suspending the effectiveness of the Registration Statement by the Commission and has not received notice of any proceeding for that purpose or notice of any action instituted pursuant to
Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied, and as of the date of any amendment thereto will comply, in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively the "Trust Indenture Act") and the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus that is required to be included in the Time of Sale Information has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

     (c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) of this Section 3(c)), an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus,
(iv) the documents listed on Schedule 3 hereto as constituting the Time of Sale Information and (v) any electronic road show or any other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

     (d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (f) Subsidiary Organization and Good Standing. Each subsidiary of the Company listed on Annex A (each, a "Designated Subsidiary") has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each Designated Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and the shares of capital stock or other equity securities of each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The entities listed on Annex A hereto include every subsidiary of the Company that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% threshold throughout such definition) of the Company.

     (g) Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Company has an authorized capitalization as of March 31, 2007 as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Capitalization."

     (h) No Broker's Fees. Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

     (i) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (j) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the supplemental indenture setting forth the terms of the Securities in accordance with the terms of the Indenture (the "Supplemental Indenture"), the Securities, the Indenture (collectively, the "Transaction Documents") in connection with the issuance and sale of the Securities or the consummation of the Transactions by the Company, except such (i) as have been obtained and made under the Securities Act and (ii) as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

     (k) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Designated Subsidiary is a party or by which the Company or any such Designated Subsidiary is bound or to which any of the properties of the Company or any such Designated Subsidiary is subject or (iii) the charter or by-laws of the Company or any such Designated Subsidiary.

     (l) Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

     (m) The Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions").

     (n) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (p) Other Transaction Documents. Each of the Transaction Documents other than this Agreement, the Securities and the Indenture have been duly authorized by the Company and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

     (q) No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Designated Subsidiaries is a party or by which the Company or any Designated Subsidiaries or their respective property is bound, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such defaults and violations in the case of these clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (r) Title to Real and Personal Property. Except as disclosed in the Time of Sale Information and the Prospectus, the Company and the Designated Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct their business as described in the Time of Sale Information and the Prospectus.

     (s) Licenses and Permits. The Company and the Designated Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Time of Sale Information and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Designated Subsidiary, would reasonably be expected to have a Material Adverse Effect.

     (t) Descriptions of the Transaction Documents. The Transaction Documents conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

     (u) No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (v) Title to Intellectual Property. The Company and the Designated Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct its business as described in the Time of Sale Information and the Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Designated Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (w) Compliance With Environmental Laws. Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (x) Legal Proceedings. Except as described in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

     (y) Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

     (z) Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

     (aa) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i),
(ii) and (iii) of this Section 3(aa) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

     (bb) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

     (cc) Independent Accountants. PricewaterhouseCoopers LLP, that has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

     (dd) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described.

     (ee) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. As of the date of the Time of Sale Information and the Prospectus, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

     (gg) Accounting Controls. The Company and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company's internal controls over financial reporting.

     (hh) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (jj) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (kk) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     (ll) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet substantially in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act, and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

     (b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or would be required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. In connection with the transactions contemplated by the Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus, any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) upon receipt of notice of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (e)  Time of Sale Information.  If at any time prior to the Closing Date
(i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 3, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law.

      (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 3, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify,
(ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

     (i) Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a term of more than one year.

     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading "Use of Proceeds".

     (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 hereto or prepared pursuant to Section 3(c) or Section 4(c) (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

     (b) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 hereto without the consent of the Company.

     (c) The Representatives, on behalf of the several Underwriters, will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

     (d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     6. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

     (c)  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and
(B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(aa) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company's financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct; (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs
(a), (c) and (d) of this Section 6.

     (f) Comfort Letters for the Company. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the Company's financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

     (g) Opinion of Counsel for the Company. Counsel for the Company shall have furnished to the Representatives, at the request of the Company, its written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

     (h) Opinion of Outside Counsel for the Company. Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

     (i) Opinion and Negative Assurance Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance statement of Simpson Thacher &
Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

     (k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Designated Subsidiaries, other than U.S. Steel Kosice, s.r.o, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     (l) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     (m) Supplemental Indenture Relating to Securities. The Representatives shall have received an executed copy of the Supplemental Indenture.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     7.   Indemnification and Contribution.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the third (the second sentence of such paragraph), fourth and fifth paragraphs under the heading "Underwriting".

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) counsel to the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the foregoing limitations, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market;
(iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) of this Section 9, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) of this Section 9, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) of this Section 9, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in
Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto in connection therewith) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors.

     (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, other than due to a termination pursuant to Section 9, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than Saturday, a Sunday or a legal public holiday as defined in 5 U.S.C. 6103; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     14. Miscellaneous. (a) Authority of the Representatives. Any action by the Representatives or the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated on behalf of the Representatives and the Underwriters, and any such action taken by J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated, as the case may be, shall be binding upon the Representatives and the Underwriters.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth in the following sentence. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: High Grade Syndicate Desk, 8th floor; or c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036 (fax: 212-507-8999); Attention:
Investment Banking Division. Notices to the Company shall be given to it at 600 Grant Street, Pittsburgh, PA 15219-9776, (fax: 412-433-1145); Attention: Robert
M. Stanton, Assistant General Counsel.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                              Very truly yours,

                              UNITED STATES STEEL CORPORATION



                              By  /s/ L. T. Brockway
                                  ------------------
                              Name:  L. T. Brockway
                              Title: Vice President & Treasurer





Confirmed and accepted as of the
date set forth on the first page hereof

J.P. MORGAN SECURITIES INC.




By  /s/ Maria Sramek
    ----------------
    Authorized Signatory



MORGAN STANLEY & CO. INCORPORATED




By  /s/ Yurij Slyz
    --------------
    Authorized Signatory


For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
                                                                      Schedule 1


                                    Principal        Principal        Principal
                                    Amount of        Amount of        Amount of
                                       2013             2017            2037
 Underwriter                        Securities       Securities       Securities
 -----------                        ----------       ----------       ----------
J.P. Morgan Securities Inc.       $ 105,750,000    $ 158,625,000   $  56,350,000

Morgan Stanley & Co. Incorporated    60,000,000       90,000,000      70,000,000

Banc of America Securities LLC       42,750,000               --      38,290,000

Greenwich Capital Markets, Inc.       3,000,000       68,625,000      15,085,000

PNC Capital Markets LLC                      --               --      67,025,000

Scotia Capital (USA) Inc.            22,500,000       33,750,000      26,250,000

Barclays Capital Inc.                12,000,000       18,000,000      14,000,000

UBS Securities LLC                   12,000,000       18,000,000      14,000,000

Lehman Brothers Inc.                 12,000,000       18,000,000      14,000,000

ABN AMRO Incorporated                12,000,000       18,000,000      14,000,000

NatCity Investments, Inc.             6,000,000        9,000,000       7,000,000

Mizuho Securities USA Inc.            6,000,000        9,000,000       7,000,000

Commerzbank Capital Markets Corp.     6,000,000        9,000,000       7,000,000
                                  -------------    -------------   -------------
                          Total   $ 300,000,000    $ 450,000,000   $ 350,000,000

                                                                      Schedule 2

Title of Securities:

     5.65% Senior Notes due 2013 ("2013 Notes")

     6.05% Senior Notes due 2017 ("2017 Notes")

     6.65% Senior Notes due 2037 ("2037 Notes")

Aggregate Principal Amount:

     $300,000,000 (2013 Notes)

     $450,000,000 (2017 Notes)

     $350,000,000 (2037 Notes)

Price to Public:

     99.957% of the principal amount of the 2013 Notes, plus accrued interest, if any, from May 21, 2007

     99.893% of the principal amount of the 2017 Notes, plus accrued interest, if any, from May 21, 2007

     99.405% of the principal amount of the 2037 Notes, plus accrued interest, if any, from May 21, 2007

Purchase Price to Underwriters:

     99.3445% of the principal amount of the 2013 Notes, plus accrued interest, if any from May 21, 2007; and the selling concession shall be 0.375%, and the reallowance concession shall be 0.250%, in each case, of the principal amount of the 2013 Notes

     99.243% of the principal amount of the 2017 Notes, plus accrued interest, if any from May 21, 2007; and the selling concession shall be 0.400%, and the reallowance concession shall be 0.250%, in each case, of the principal amount of the 2017 Notes

     98.530% of the principal amount of the 2037 Notes, plus accrued interest, if any from May 21, 2007; and the selling concession shall be 0.500%, and the reallowance concession shall be 0.250%, in each case, of the principal amount of the 2037 Notes

Indenture:

  Indenture dated as of May 21, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee

Maturity:

     June 1, 2013 (2013 Notes)

     June 1, 2017 (2017 Notes)

     June 1, 2037 (2037 Notes)

Interest Rate:

     5.65%, from and including May 21, 2007 (2013 Notes)

     6.05%, from and including May 21, 2007 (2017 Notes)

     6.65%, from and including May 21, 2007 (2037 Notes)

Interest Payment Dates:

     June 1 and December 1 of each year, commencing on December 1, 2007

Interest Payment Record Dates:

     May 15 and November 15 of each year

Redemption Provisions:

     As set forth in the Pricing Term Sheet, substantially in the form of
     Schedule 4 hereto.

Sinking Fund Provisions:

     None

Other Provisions:

     As to be set forth in the Prospectus

Time of Closing:

     10:00 a.m. (New York City time), May 21, 2007

Closing Location:

     Simpson Thacher & Bartlett LLP
     425 Lexington Avenue
     New York, NY 10017

Names and Address of Representatives:

     J.P. Morgan Securities Inc.
     270 Park Avenue
     New York, New York 10017

     Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Addresses for Notices:

     J.P. Morgan Securities Inc.
     Attention: High Grade Syndicate Desk, 8th floor
     270 Park Avenue
     New York, New York 10017
     Fax: 212-834-6081

     Morgan Stanley & Co. Incorporated
     Attention: Investment Banking Division
     1585 Broadway, 29th Floor
     New York, New York 10036
     Fax: 212-507-8999


Time of Sale:

     7:26 p.m. (New York City time), May 16, 2007



                                                                      Schedule 3


                            Time of Sale Information

*    Preliminary Prospectus, dated May 16, 2007.

* Pricing Term Sheet, dated May 16, 2007, relating to the Securities and attached as Schedule 4 hereto.

                                                                      Schedule 4

                         UNITED STATES STEEL CORPORATION

                               PRICING TERM SHEET
                                  MAY 16, 2007

                    $300,000,000 5.65% Senior Notes due 2013

Issuer:               United States Steel Corporation

Title of Securities:  5.65% Senior Notes due 2013

Principal Amount:     $ 300,000,000

Maturity:             June 1, 2013

Coupon:               5.65%

Price:                99.957% of principal amount

Yield to maturity:    5.658%

Benchmark Treasury:   4.500% U.S. Treasury due April 30, 2012

Spread to Benchmark
Treasury:             103 basis points (1.03%)

Benchmark Treasury
Price and Yield:      99-14; 4.628%

Interest Payment      June 1 and December 1 of each year,
Dates:                commencing on December 1, 2007

Interest Payment
Record Dates:         May 15 and November 15 of each year

Redemption
Provisions:

  Mandatory           Mandatory redemption at 101% of the
  Redemption:         aggregate principal amount of the Notes
                      together with accrued and unpaid
                      interest, if the acquisition of Lone Star
                      Technologies Inc. is not completed on or prior to October 1, 2007.

  Optional            Optional redemption at any time in whole,
  Redemption:         or from time to time in part, at a
                      redemption price equal to the greater of
                      (i) 100% of the principal amount of the
                      Notes redeemed and (ii) the sum of the
                      present values of remaining scheduled
                      payments of principal and interest
                      (exclusive of interest accrued to the
                      date of redemption) on such Notes
                      discounted to the redemption date on a
                      semi-annual basis at the Treasury yield
                      plus 15 basis points, plus accrued
                      interest to the redemption date.


  Change of Control   If a change of control repurchase event
  Repurchase Event:   occurs, the Company will be required to
                      make an offer to repurchase all
                      outstanding Notes at a price in cash
                      equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to but not including the repurchase date.

Settlement:           T + 3 days; May 21, 2007

CUSIP:                912909AB4

ISIN:                 US912909AB47

Joint Book-Running    J.P. Morgan Securities Inc., Morgan
Managers              Stanley & Co. Incorporated and Banc of
                      America Securities LLC

Ratings:              Moody's: Baa3 (stable outlook)
                      S&P: BB+ (stable outlook)
                      Fitch: BBB- (stable outlook)

                      Note: A securities rating is not a
                      recommendation to buy, sell or hold
                      securities and may be subject to revision or withdrawal at any time.

Pro Forma Earnings to   Three months ended        Year ended
Fixed Charges Ratio:      March 31, 2007      December 31, 2006
                          --------------      -----------------
                               14.00                11.85

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 and Banc of America Securities LLC toll free at 1-800-294-1322.

                         UNITED STATES STEEL CORPORATION

                               PRICING TERM SHEET
                                  MAY 16, 2007

                    $450,000,000 6.05% Senior Notes due 2017

Issuer:               United States Steel Corporation

Title of Securities:  6.05% Senior Notes due 2017

Principal Amount:     $450,000,000

Maturity:             June 1, 2017

Coupon:               6.05%

Price:                99.893% of principal amount

Yield to maturity:    6.064%

Benchmark Treasury:   4.500% U.S. Treasury due May 15, 2017

Spread to Benchmark
Treasury:             135 basis points (1.35%)

Benchmark Treasury
Price and Yield:      98-10; 4.714%

Interest Payment      June 1 and December 1 of each year,
Dates:                commencing on December 1, 2007

Interest Payment
Record Dates:         May 15 and November 15 of each year

Redemption
Provisions:

  Mandatory           Mandatory redemption at 101% of the
  Redemption:         aggregate principal amount of the Notes
                      together with accrued and unpaid
                      interest, if the acquisition of Lone Star
                      Technologies Inc. is not completed on or prior to October 1, 2007.

  Optional            Optional redemption at any time in whole,
  Redemption:         or from time to time in part, at a
                      redemption price equal to the greater of
                      (i) 100% of the principal amount of the
                      Notes redeemed and (ii) the sum of the
                      present values of remaining scheduled
                      payments of principal and interest
                      (exclusive of interest accrued to the
                      date of redemption) on such Notes
                      discounted to the redemption date on a
                      semi-annual basis at the Treasury yield
                      plus 25 basis points, plus accrued
                      interest to the redemption date.


  Change of Control   If a change of control repurchase event
  Repurchase Event:   occurs, the Company will be required to
                      make an offer to repurchase all
                      outstanding Notes at a price in cash
                      equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to but not including the repurchase date.

Settlement:           T + 3 days; May 21, 2007

CUSIP:                912909AC2

ISIN:                 US912909AC20

Joint Book-Running    J.P. Morgan Securities Inc., Morgan
Managers              Stanley & Co. Incorporated and Greenwich
                      Capital Markets, Inc.

Ratings:              Moody's: Baa3 (stable outlook)
                      S&P: BB+ (stable outlook)
                      Fitch: BBB- (stable outlook)

                      Note: A securities rating is not a
                      recommendation to buy, sell or hold
                      securities and may be subject to revision or withdrawal at any time.

Pro Forma Earnings to
Fixed Charges Ratio:  Three months ended        Year ended
                        March 31, 2007       December 31, 2006
                        --------------       -----------------
                             14.00                 11.85

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 and Greenwich Capital Markets, Inc. at 1-866-884-2071.

                         UNITED STATES STEEL CORPORATION

                               PRICING TERM SHEET
                                  MAY 16, 2007

                    $350,000,000 6.65% Senior Notes due 2037

Issuer:               United States Steel Corporation

Title of Securities:  6.65% Senior Notes due 2037

Principal Amount:     $350,000,000

Maturity:             June 1, 2037

Coupon:               6.65%

Price:                99.405% of principal amount

Yield to maturity:    6.696%

Benchmark Treasury:   4.500% U.S. Treasury due February 15, 2036

Spread to Benchmark
Treasury:             180 basis points (1.80%)

Benchmark Treasury
Price and Yield:      93-29+; 4.896%

Interest Payment      June 1 and December 1 of each year,
Dates:                commencing on December 1, 2007

Interest Payment
Record Dates:         May 15 and November 15 of each year

Redemption
Provisions:

  Mandatory           None.
  Redemption:

  Optional            Optional redemption at any time in whole,
  Redemption:         or from time to time in part, at a
                      redemption price equal to the greater of
                      (i) 100% of the principal amount of the
                      Notes redeemed and (ii) the sum of the
                      present values of remaining scheduled
                      payments of principal and interest
                      (exclusive of interest accrued to the
                      date of redemption) on such Notes
                      discounted to the redemption date on a
                      semi-annual basis at the Treasury yield
                      plus 30 basis points, plus accrued
                      interest to the redemption date.

  Change of Control   If a change of control repurchase event
  Repurchase Event:   occurs, the Company will be required to
                      make an offer to repurchase all
                      outstanding Notes at a price in cash
                      equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to but not including the repurchase date.

Settlement:           T + 3 days; May 21, 2007

CUSIP:                912909AD0

ISIN:                 US912909AD03

Joint Book-Running
Managers              J.P. Morgan Securities Inc., Morgan
                      Stanley & Co. Incorporated and Banc of
                      America Securities LLC

Ratings:              Moody's: Baa3 (stable outlook)
                      S&P: BB+ (stable outlook)
                      Fitch: BBB- (stable outlook)
                      Note: A securities rating is not a
                      recommendation to buy, sell or hold
                      securities and may be subject to revision or withdrawal at any time.

Pro Forma Earnings to
Fixed Charges Ratio:  Three months ended       Year ended
                        March 31, 2007      December 31, 2006
                        --------------      -----------------
                             14.00                11.85

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 and Banc of America Securities LLC toll free at 1-800-294-1322.
                                                                         Annex A

                     Designated Subsidiaries of the Company

Transtar, Inc.
USS Portfolio Delaware, Inc.
U.S. Steel Kosice, s.r.o
U. S. Steel Receivables, LLC



                                                                         Annex B

                   Form of Opinion of Counsel for the Company

     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

    (ii) Transtar, Inc. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

   (iii) USS Portfolio Delaware, Inc. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

    (iv) U. S. Steel Receivables, LLC has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware;

     (v) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Capitalization" and all outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable;

    (vi) The Company has the power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect;

   (vii) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

  (viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company, its U.S. subsidiaries or their respective properties is required for the consummation of the transactions contemplated by the Underwriting Agreement and the other Transaction Documents in connection with the issuance and sale of the Securities or the consummation of the Transactions, except for (i) the order of the Commission declaring the Registration Statement effective, which has been obtained and is in full force and effect, and (ii) any consent, approval, authorization, or order, or filing required pursuant to state "blue sky" laws or foreign securities laws;

   (ix) Except as described in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Designated Subsidiary or any of their respective properties that, if determined adversely to the Company or any Designated Subsidiary would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement; and no such actions, suits or proceedings are threatened;

    (x) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Delaware General Corporation Law or those laws, rules and regulations of the State of Pennsylvania and the federal laws of the United States (excluding, with respect to federal securities law, the antifraud provisions thereof), in each case, which, in my experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement ("Applicable Law"), (B) the respective charters or limited liability company agreements or by-laws of the Company and the Designated Subsidiaries (other than USSK), (C) to my knowledge after inquiring of those employees of the Company responsible for such matters, orders of any court, regulatory tribunal, administrative agency or other governmental body having jurisdiction over the Company, any Designated Subsidiary or any of their respective properties or (D) to my knowledge after inquiring of those employees of the Company responsible for such matters, any agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the properties of the Company or any Designated Subsidiary is subject; the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

    (xi) (a) The Registration Statement has become effective under the Securities Act; (b) the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the date specified therein; (c) to the best of my knowledge, no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; (d) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of the date hereof, and each amendment or supplement thereto, complied as to form in all material respects with the requirements of the Securities Act; and (e) the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Exchange Act;

   (xii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions");

  (xiii) The Supplemental Indenture setting forth the terms of the Securities in accordance with the terms of the Indenture has been duly authorized, executed and delivered by the Company, and is enforceable according to its terms, subject to the Enforceability Exceptions;

   (xiv) The Securities have been duly authorized and when duly executed, authenticated and issued in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

    (xv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

   (xvi) Each of the other Transaction Documents has been duly authorized by the Company and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

  (xvii) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus;

 (xviii) The descriptions in the Registration Statement, the Time of Sale Information and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

   (xix) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

    (xx) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act;

   (xxi) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

  (xxii) USSK has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in Time of the Sale Information and the Prospectus; and USSK is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

 (xxiii) Each of the Significant Slovak Subsidiaries (as hereinafter defined) has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and each Significant Slovak Subsidiary is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding equity interests of each Significant Slovak Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable; and the equity interests of each Significant Slovak Subsidiary owned by USSK, directly or through subsidiaries, are owned free from liens, encumbrances and defects. A "Significant Slovak Subsidiary" is any subsidiary of USSK that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% thresholds throughout such definition) of USSK;

  (xxiv) All outstanding equity interests of USSK have been duly authorized and are validly issued, fully paid and nonassessable;

   (xxv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over USSK, its subsidiaries or their respective properties in the Slovak Republic or any political subdivision thereof is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance and sale of the Securities by the Company;

  (xxvi) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule or regulation in the Slovak Republic or any political subdivision thereof,
(B) the respective organizational documents of USSK and the Significant Slovak Subsidiaries; (C) orders of any court, regulatory tribunal, administrative agency or other governmental body having jurisdiction over USSK, any Significant Slovak Subsidiary or any of their respective properties or (D) any agreement or instrument to which USSK or any Significant Slovak Subsidiary is a party or by which USSK or any Significant Slovak Subsidiary is bound or to which any of the properties of USSK or any Significant Slovak Subsidiary is subject; and

 (xxvii) The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, legal and governmental proceedings in the Slovak Republic or any political subdivision thereof and contracts and other documents relating to USSK are accurate and fairly present the information required to be shown; and, after inquiring of those employees of the Company responsible for such matters, such counsel does not know of any legal or governmental proceedings in the Slovak Republic or any political subdivision thereof required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not described as required or of any contracts or documents relating to USSK of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

     Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of its independent accountants at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto (except as expressly provided), nothing has come to the attention of such counsel to cause such counsel to believe that (i) as of the applicable Effective Time, the Registration Statement or any amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Time of Sale, the Time of Sale Information, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of its date and as of the Closing Date, the Prospectus or any supplement or amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The foregoing opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         Annex C

               Form of Opinion of Outside Counsel for the Company

     (i) The statements made in the Time of Sale Information and the Prospectus under the captions "Description of the notes" and "Description of the debt securities", insofar as they purport to constitute summaries of the terms of the Securities, respectively, constitute an accurate summary of the terms of the Securities in all material respects, and the statements in the Time of Sale Information and the Prospectus under the heading "Certain United States federal income tax considerations", insofar as such statements purport to describe certain federal income tax laws and regulations of the United States, are accurate in all material respects;

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The foregoing opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.